Exhibit 10.1

Restricted Stock Unit Award

Under the Fossil, Inc. 2008 Long-Term Incentive Plan

For Non-U.S. Participants

This RESTRICTED STOCK UNIT AWARD (the “Award”), is entered into effect as of the date of the grant (the “Effective Date”)

W I T N E S S E T H:

WHEREAS, the Company has adopted the Fossil, Inc. 2008 Long-Term Incentive Plan (the “Long-Term Incentive Plan”), effective as of the Effective Date (as defined in the Long-Term Incentive Plan), with the objective of advancing the best interests of the Company, its Subsidiaries and its stockholders in order to attract, retain and motivate key employees with additional incentives through the award of Restricted Stock Units; and

WHEREAS, the Long-Term Incentive Plan provides that Eligible Participants of the Company or its Subsidiaries, as determined in the judgment of the Committee, may be granted an Award which may consist of grants of restricted units of common stock, par value $.01 per share (“Common Stock”), of the Company;

NOW, THEREFORE, the Participant identified in the Notice of Grant is hereby awarded Restricted Stock Units in accordance with the following terms:

1. Grant of Award; Restricted Stock Units. Subject to the terms and conditions set forth in the Long-Term Incentive Plan, this Award, Appendix A and in the Notice of Grant, the Company hereby grants to the Participant an award of those Restricted Stock Units specified in the Notice of Grant, subject to adjustment from time to time as provided in Articles 12-14 of the Long-Term Incentive Plan. Each Restricted Stock Unit shall consist of the right to receive, upon the Vesting Date, a share of Common Stock for each vested Unit, which shall be electronically registered by the Company in the name of the Participant as promptly as practicable following the Vesting Date.

2. Vesting. If the Participant remains continuously employed by the Company or a Subsidiary through each Vesting Date set forth in the Notice of Grant, the Restricted Stock Units shall vest (it being understood that Units shall vest cumulatively) and the Company shall electronically register one share of Common Stock in the Participant’s name for each vested Unit.

Notwithstanding the vesting conditions set forth in the Notice of Grant: (i) the Committee may in its discretion at any time accelerate the vesting of Restricted Stock Units or otherwise waive or amend any conditions of a grant of a Restricted Stock Units; and (ii) all of the Restricted Stock Units shall vest upon a Change in Control of the Company or upon the death of the Participant.

3. Termination of Employment. If the Participant’s active employment is terminated by the Participant or by the Company or a Subsidiary (whether or not in breach of local labor laws) before a Vesting Date for any reason other than the Participant’s death, any then unvested Restricted Stock Units shall be forfeited as of such termination and will not be extended by any notice or other period mandated under local law (e.g., active employment does not include a period of “garden leave” or similar period pursuant to local law). The Committee shall have the exclusive discretion to determine when the Participant is no longer actively employed for purposes of the Restricted Stock Units.

4. Stock Certificates. Shares of Common Stock evidencing the conversion of Restricted Stock Units into shares of Common Stock shall be electronically registered in the Participant’s name as of (or as promptly as practicable after) each Vesting Date. No stock certificate or certificates shall be issued with respect to such shares of Common Stock, unless, the Participant requests delivery of the certificate or certificates by submitting a written request to the General Counsel requesting deliver of the certificates. Subject to Section 6 of this Award, the Company shall deliver the certificates requested by the Participant to the Participant as soon as administratively practicable following the Company’s receipt of such request. Upon registration (or issuance) of any shares hereunder, the Participant may be required to enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws, the Long-Term Incentive Plan or with the Notice of Grant.

5. Dividends. The Participants holding Restricted Stock Units shall be entitled to receive dividend equivalent payments equal to any cash dividends and other distributions paid with respect to a corresponding number of shares of Common Stock, provided that if any such dividend equivalent payments or distributions are paid in shares of Common Stock, the Fair Market Value of such shares of Common Stock shall be converted into Restricted Stock Units, and further provided that such Restricted Stock Units shall be subject to the same forfeiture restrictions and restrictions on transferability as apply to the Restricted Stock Units with respect to which they relate.

6. Tax Withholding Obligations. Regardless of any action the Company or the Participant’s actual employer (the “Employer”) takes with respect to any or all income tax (including U.S. federal, state and local tax and/or non-U.S. tax), social insurance, payroll tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Participant’s actual employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including, but not limited to, the grant of the Restricted Stock Units, the vesting or settlement of Restricted Stock Units, the conversion of the Restricted Stock Units into shares or the receipt of a dividend equivalent payment, the subsequent sale of any shares acquired at vesting and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant has become subject to tax in more than one jurisdiction between the date of grant and the date of any relevant taxable event, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, the Participant shall pay, or make adequate arrangements satisfactory to the Company or to the Employer (in their sole discretion) to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following: (1) withholding from

Participant’s wages or other cash compensation paid to the Participant by the Company and/or the Employer; or (2) withholding from proceeds of the sale of shares of Common Stock acquired upon vesting or settlement of Restricted Stock Units either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization); or (3) withholding in shares of Common Stock to be issued upon vesting or settlement of Restricted Stock Units.

To avoid negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates. If the obligation for Tax-Related Items is satisfied by withholding a number of shares of Common Stock as described herein, the Participant understands that he or she will be deemed to have been issued the full number of shares of Common Stock subject to the converted Restricted Stock Units, notwithstanding that a number of shares are held back solely for the purpose of paying the Tax-Related Items that are due as a result of any aspect of Participant’s participation in the Plan.

Finally, the Participant shall pay to the Company or to the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of any aspect of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to deliver the shares or the proceeds of the sale of shares of Common Stock to the Participant if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items as described herein.

7. Nature of Grant. In accepting the Award, the Participant acknowledges that:

(a) the Long-Term Incentive Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time;

(b) the Award of Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future awards of Restricted Stock Units, or benefits in lieu of Restricted Stock Units even if Restricted Stock Units have been awarded repeatedly in the past;

(c) all decisions with respect to future awards, if any, will be at the sole discretion of the Company;

(d) Participant’s participation in the Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate Participant’s employment relationship at any time;

(e) the Participant’s participation in the Long-Term Incentive Plan is voluntary;

(f) Restricted Stock Units and the shares of Common Stock subject to such Restricted Stock Units are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or to the Employer, and which are outside the scope of the Participant’s employment contract, if any;

(g) the Restricted Stock Units and the shares of Common Stock subject to such Restricted Stock Units are not intended to replace any pension rights or compensation;

(h) Restricted Stock Units and the shares of Common Stock subject to such Restricted Stock Units are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculation of any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension, retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or any Subsidiary;

(i) neither the Award of Restricted Stock Units nor any provision of this Award Agreement, the Long-Term Incentive Plan or the policies adopted pursuant to the Long-Term Incentive Plan confer upon the Participant any right with respect to employment, and the Restricted Stock Units shall not be interpreted to form an employment contract or relationship with the Company or any Subsidiary;

(j) the future value of the underlying shares of Common Stock is unknown and cannot be predicted with certainty;

(k) in consideration of the Award of Restricted Stock Units, no claim or entitlement to compensation or damages shall arise from forfeiture of Restricted Stock Units resulting from termination of the Participant’s employment by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and the Participant irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Award Agreement, the Participant shall be deemed irrevocably to have waived his or her entitlement to pursue such claim; and

(l) the Restricted Stock Units and the benefits under the Plan, if any, will not automatically transfer to another company in the case of a merger, take-over or transfer of liability.

8. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying shares of Common Stock. The Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan.

9. Data Privacy Notice and Consent. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Award Agreement and any other Restricted Stock Unit grant materials by and among, as applicable, the Employer, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Long-Term Incentive Plan.

The Participant understands that the Company and the Employer may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to shares awarded, canceled, vested, unvested or outstanding in the Participant’s favor, for the exclusive purpose of implementing, administering and managing the Long-Term Incentive Plan (“Data”). The Participant understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Long-Term Incentive Plan, that these recipients may be located in the Participant’s country or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country. The Participant understands that the Participant may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local human resources representative. The Participant authorizes the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Long-Term Incentive Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Participant’s participation in the Long-Term Incentive Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the shares received upon vesting of the Restricted Stock Units may be deposited. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Long-Term Incentive Plan. The Participant understands that the Participant may, at any time, view data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative. The Participant understands, however, that refusal or withdrawal of his or her consent may affect the Participant’s ability to participate in the Long-Term Incentive Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact the Participant’s local human resources representative.

10. Assignability. Until the Restricted Stock Units are vested as provided above, they may not be sold, transferred, pledged, assigned, or otherwise alienated other than in accordance with Section 16.7 of the Long-Term Incentive Plan or by will or the laws of descent and distribution at any time. Any attempt to do so contrary to the provisions hereof shall be null and void. No assignment of the Restricted Stock Units herein granted shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of such documents and evidence as the Company may deem necessary to establish the validity of the assignment and the acceptance by the assignee or assignees of the terms and conditions hereof.

11. Rights as Stockholder. The Participant shall not have voting or any other rights as a stockholder of the Company with respect to the Restricted Stock Units unless and until the underlying shares of Common Stock have been electronically registered by the Company in the Participant’s name. Upon settlement of the Restricted Stock Units into shares of Common Stock electronically registered by the Company in the Participant’s name, the Participant will obtain full voting and other rights as a stockholder of the Company.

12. Administration. The Committee shall have the power to interpret the Long-Term Incentive Plan, the Notice of Grant and this Award, and to adopt such rules for the administration, interpretation, and application of the Long-Term Incentive Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participant, the Company, and all other interested persons. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Long-Term Incentive Plan or this Award.

13. Restrictions and Related Representations. Upon the acquisition of any shares of Common Stock pursuant to the vesting of the Restricted Stock Units granted pursuant hereto, the Participant may be required to enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws, the Long-Term Incentive Plan or with this Award. In addition, to the extent a certificate or certificates are issued representing any shares, the certificate or certificates will be stamped or otherwise imprinted with a legend in such form as the Company may require with respect to any applicable restrictions on sale or transfer, and the stock transfer records of the Company will reflect stop-transfer instructions, as appropriate, with respect to such shares.

14. Notices and Electronic Delivery. Unless otherwise provided herein, any notice or other communication hereunder shall be in writing and shall be given by registered or certified mail unless the Company, in its sole discretion, decides to deliver any documents related to current or future participation in the Long-Term Incentive Plan or request the Participant’s consent to participate in the Long-Term Incentive Plan by electronic means. The Participant’s hereby consents to receive such documents by electronic delivery and agrees to participate in the Long-Term Incentive Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company. Any notice given by the Company to the Participant directed to him at his address on file with the Company shall be effective to bind any other person who shall acquire rights hereunder. The Company shall be under no obligation whatsoever to advise or notify the Participant of the existence, maturity or termination of any rights hereunder and the Participant shall be deemed to have familiarized himself with all matters contained herein and in the Long-Term Incentive Plan which may affect any of the Participant’s rights or privileges hereunder.

15. Scope of Certain Terms. Whenever the term “Participant” is used herein under circumstances applicable to any other person or persons to whom this Award may be assigned in accordance with the provisions of Section 10 (Assignability) of this Agreement, the term “Participant” shall be deemed to include such person or persons. The term “Long-Term Incentive Plan” as used herein shall be deemed to include the Long-Term Incentive Plan and any subsequent amendments thereto, together with any administrative interpretations which have been adopted thereunder by the Committee pursuant to Section 3.3 of the Long-Term Incentive Plan. Unless otherwise indicated, defined terms herein shall have the meaning ascribed to them in the Long-Term Incentive Plan.

16. General Restrictions. This Award is subject to the requirement that, if at any time the Committee shall determine that (a) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law; (b) the consent or approval of any government regulatory body; or (c) an agreement by the recipient of an Award with respect to the disposition of shares of Common Stock, is necessary or desirable (in connection with any requirement or interpretation of any federal or state securities law, rule or regulation) as a condition of, or in connection with, the granting of such Award or the issuance, purchase or delivery of shares of Common Stock thereunder, such Award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

17. Adjustments for Changes in Capitalization. The number of Restricted Stock Units covered by this Award shall be subject to adjustment in accordance with Articles 12-14 of the Long-Term Incentive Plan.

18. Severability. If all or any part of this Award or the Long-Term Incentive Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Award or the Long-Term Incentive Plan not declared to be unlawful or invalid. Any Section of this Award (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

19. No Right of Employment. Neither the granting of the Restricted Stock Units, the exercise of any part hereof, nor any provision of the Long-Term Incentive Plan or this Award shall constitute or be evidence of any understanding, express or implied, on the part of the Company or any Subsidiary to employ the Participant for any specified period.

20. Amendment. This Award may be amended only by a writing executed by the Company and the Participant which specifically states that it is amending this Award. Notwithstanding the foregoing, this Award may be amended solely by the Committee by a writing which specifically states that it is amending this Award, so long as a copy of such amendment is delivered to the Participant, and provided that no such amendment adversely affecting the rights of the Participant hereunder may be made without the Participant’s written consent. Without limiting the foregoing, the Committee reserves the right to change, by written notice to the Participant, the provisions of the Restricted Stock Units or this Award in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change shall be applicable only to Restricted Stock Units which are then subject to restrictions as provided herein.

21. Precondition of Legality. Notwithstanding anything to the contrary contained herein, the Participant agrees that the Company will not be obligated to issue any shares pursuant to this Award, if the issuance of such shares would constitute a violation by the Participant or by the Company of any provision of any law or regulation of any governmental authority or any national securities exchange or transaction quotation system.

22. Incorporation of the Long-Term Incentive Plan. This Award is subject to the Long- Term Incentive Plan, a copy of which has been furnished to the Participant and for which the Participant acknowledges receipt. The terms and provisions of the Long-Term Incentive Plan are incorporated by reference herein. In the event of a conflict between any term or provision contained here in and a term or provision of the Long-Term Incentive Plan, the applicable terms and provisions of the Long-Term Incentive Plan shall govern and prevail.

23. Construction. The Restricted Stock Units are being issued pursuant to Section 6.6 of the Long-Term Incentive Plan and are subject to the terms of the Long-Term Incentive Plan. A copy of the Long-Term Incentive Plan has been given to the Participant, and additional copies of the Long-Term Incentive Plan are available upon request during normal business hours at the principal executive offices of the Company. To the extent that any provision of this Award violates or is inconsistent with an express provision of the Long-Term Incentive Plan, the Long-Term Incentive Plan provision shall govern and any inconsistent provision in this Award shall be of no force or effect.

24. Language. If the Participant has received this Award Agreement or any other document related to the Long-Term Incentive Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

25. Governing Law. The Restricted Stock Unit grant and the provisions of this Award Agreement are governed by, and subject to, the laws of the State of Delaware in the United States of America, without regard to the conflict of laws provisions, as provided in the Long Term Incentive Plan.

For purposes of litigating any dispute that arises under this Award or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Delaware, and agree that such litigation shall be conducted in the courts of New Castle County in the State of Delaware, or the federal courts of the United States of America for the District of Delaware, where this grant is made and/or to be performed, and no other courts.

26. Appendix A. Notwithstanding any provision in this agreement to the contrary, the Award of Restricted Stock Units shall be subject to any special terms and conditions for Participant’s country set forth in Appendix A. Moreover, if Participant relocates to one of the countries included in Appendix A, the special terms and conditions for such country will apply to Participant, to the extent the Company determines in its sole discretion that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Long-Term Incentive Plan. Appendix A constitutes part of this Award Agreement.

27. Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Long-Term Incentive Plan, on the Restricted Stock Units and on any shares of Common Stock acquired under the Long-Term Incentive Plan, to the extent the Company determines in its sole discretion that it is necessary or advisable (including, but not limited to, in order to comply with local law or facilitate the administration of the Long-Term Incentive Plan), and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

* * *

APPENDIX A

APPENDIX A

TO TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS

SPECIAL PROVISIONS FOR PARTICIPANTS OUTSIDE THE UNITED STATES

This Appendix A, which is part of the Award Agreement, includes additional terms and conditions that govern the award of Restricted Stock Units granted to Participant if he or she resides in one of the countries listed below. This Appendix A is part of the Award Agreement. Unless otherwise provided below, capitalized terms used but not defined herein shall have the same meanings assigned to them in the Long-Term Incentive Plan, the Award Agreement and the Notice of Grant.

This Appendix A also includes information regarding exchange controls and certain other tax or legal issues of which the Participant should be aware with respect to his or her participation in the Long-Term Incentive Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of April 2009. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant not rely on the information in this Appendix A as the only source of information relating to the consequences of his or her participation in the Long-Term Incentive Plan because the information may be out of date at the time that the Restricted Stock Units vest or the Participant sells shares of Common Stock acquired pursuant to vesting of the Restricted Stock Units.

In addition, the information contained herein is general in nature and may not apply to the Participant’s particular situation, and the Company is not in a position to assure the Participant of a particular result. Accordingly, the Participant is advised to seek appropriate professional advice as to how the relevant laws in his or her country may apply to his or her situation.

Finally, if the Participant is a citizen or resident of a country other than the one in which he or she is currently residing, the information contained herein may not be applicable to him or her.

Australia

Restricted Stock Units Payable Only in Shares of Common Stock

Restricted Stock Units granted to Participants in Australia shall be paid in shares of Common Stock only. In no event shall any of such Restricted Stock Units be paid in cash, notwithstanding any discretion contained in the Long-Term Incentive Plan, or any provision in the Award Agreement to the contrary.

Securities Law Notification

If Participant acquires shares of Common Stock under the Plan and subsequently offers the shares of Common Stock for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. The Participant should obtain legal advice regarding any applicable disclosure obligations prior to making any such offer.

Canada

Restricted Stock Units Payable Only in Shares of Common Stock

Restricted Stock Units granted to Participants in Canada shall be paid in shares of Common Stock only. In no event shall any of such Restricted Stock Units be paid in cash, notwithstanding any discretion contained in the Long-Term Incentive Plan, or any provision in the Award Agreement to the contrary.

APPENDIX A

Termination of Employment

The following section replaces Section 3 the Award Agreement:

In the event that the Participant ceases to be actively employed by the Company, the Employer or any of Subsidiary of the Company (whether or not in breach of local labor laws) before a Vesting Date for any reason other than death, any then unvested Restricted Stock Units shall be forfeited effective as of the date that is the earlier of: (1) the date the Participant receives notice of termination of employment from the Company or the Employer, or (2) the date the Participant is no longer actively employed by the Company or the Employer regardless of any notice period or period of pay in lieu of such notice required under local law (including, but not limited to, statutory law, regulatory law and/or common law). The Committee shall have the exclusive discretion to determine when the Participant is no longer actively employed for purposes of the Award of Restricted Stock Units.

China

Sale Restrictions

The following section supplements Section 11 of the Award Agreement:

Due to legal restrictions in China, the Company reserves the right to require the Participant to sell all of the shares of Common Stock issued to him or her upon issuance or upon the Participant’s termination of employment with the Company or its Subsidiary. The Company may also direct that the proceeds of the sale of the shares be directed to the special exchange control account established by the Company to comply with local laws.

Exchange Control Information for Participants who are Residents of the People’s Republic of China

The Participants understands and agrees that, due to exchange control laws in China, the Participant must immediately repatriate the proceeds from the sale of shares of Common Stock to China. The Participant further understands that such repatriation of the proceeds may need to be effected through a special exchange control account established by the Employer, the Company or any of its Subsidiaries in China and the Participant hereby consents and agrees that any cash proceeds may be transferred to such special account prior to being delivered to the Participant’s personal account. The Participant further agrees to comply with any other requirements that may be imposed by the Company in the future to facilitate compliance with exchange control requirements in China.

France

Language Consent

By accepting the Restricted Stock Units, the Participant confirms having read and understood the Long-Term Incentive Plan and this Award Agreement, including all terms and conditions included therein, which were provided in the English language. The Participant accepts the terms of those documents accordingly.

En acceptant les Restricted Stock Units, le Participant confirme avoir lu et compris le Plan et le Contrat y relatifs, incluant tous leurs termes et conditions, qui ont été transmis en langue anglaise. Le Participant accepte les dispositions de ces documents en connaissance de cause.

APPENDIX A

Exchange Control Notification

The value of any cash or securities imported to France without the use of a financial institution must be reported to the customs and excise authorities when the value of such cash or securities exceeds a certain amount (€7,600 for 2009 for transfers outside the European Union).

Germany

Exchange Control Notification

Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank. If the Participant uses a German bank to effect a cross-border transfers in excess of €12,500 in connection with the purchase or sale of securities, the bank will make the report, in which case, the Participant will not have to report the transaction. In addition, the Participant must report any receivables or payables or debts in foreign currency exceeding an amount of €5,000,000 on a monthly basis.

Hong Kong

Restricted Stock Units Payable Only in Shares of Common Stock

Restricted Stock Units awarded to Participants in Hong Kong shall be paid in shares of Common Stock only. In no event shall any of such Restricted Stock Units be paid in cash, notwithstanding any discretion contained in the Long-Term Incentive Plan, or any provision in the Award Agreement to the contrary.

Securities Law Notice

The Award of Restricted Stock Units and the shares of Common Stock to be issued pursuant to vesting of Restricted Stock Units is not a public offer of securities and is available only for employees of the Company or any of its Subsidiaries participating in the Long-Term Incentive Plan.

The Notice of Grant, the Award Agreement, this Appendix A, the Long-Term Incentive Plan and any other Restricted Stock Unit grant materials have not been reviewed by any regulatory authority in Hong Kong. The Participant is cautioned to review the documents related to the Restricted Stock Units carefully as it may not include the same information as an offer made by a Hong Kong issuer. If the Participant is in any doubt about the contents of the Notice of Grant, the Award Agreement, this Appendix A, the Long-Term Incentive Plan and any other Restricted Stock Unit grant materials, the Participant should obtain independent legal advice.

Sale of Shares of Common Stock

In the event that shares of Common Stock are issued at vesting of the Restricted Stock Units within six (6) months of the date of grant, the Participant agrees that he or she will not dispose of the shares of Common Stock prior to the six (6) month anniversary of the date of grant.

Nature of Scheme

The Company specifically intends that the Long-Term Incentive Plan will not be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance (“ORSO”). Notwithstanding the foregoing, if the Long-Term Incentive Plan is deemed to constitute an occupational retirement scheme for the purposes of ORSO, the Participant’s Award of the Restricted Stock Units shall be void.

APPENDIX A

Italy

Exchange Controls

Participant must report on their annual tax return the transfer of shares of Common Stock exceeding €10,000 to Italy, any foreign investment held abroad at the end of the calendar year in excess of €10,000 (including shares of Common Stock), and the amount of the transfers to and from abroad which have had an impact during the calendar year on foreign investments outside of Italy.

Plan Document Acknowledgement

By accepting the award of Restricted Stock Units, the Participant acknowledges that he or she has received a copy of the Long-Term Incentive Plan, has review the Long-Term Incentive Plan and the Award Agreement in their entirety and fully understands and accepts all provisions of the Long-Term Incentive Plan and the Award Agreement.

The Participant further acknowledges that he or she has read and specifically and expressly approves the following clauses in the Award Agreement: Paragraph 6: Tax Withholding Obligations; Paragraph 7: Nature of Grant; Paragraph 10: Assignability; Paragraph 14: Notices and Electronic Delivery; Paragraph 25: Governing Law; and the Data Privacy Consent below.

Data Privacy Notice and Consent

Notwithstanding Paragraph 9 or any other provision of the Award Agreement, Participant agrees that the following shall apply with regard to data privacy in Italy:

Participant hereby explicitly and unambiguously consents to the collection, use, processing and transfer, in electronic or other form, of personal data as described in this section of Appendix A by and among, as applicable, the Employer and the Company and any of its Subsidiaries for the exclusive purpose of implementing, administering and managing Participant’s participation in the Long-Term Incentive Plan.

Participant understands that the Employer, the Company and any of its Subsidiaries and affiliates may hold certain personal information about Participant, including, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of the award of Restricted Stock Units or any other entitlement to shares of Common Stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor, for the exclusive purpose of managing and administering the Long-Term Incentive Plan (“Data”).

Participant also understands that providing the Company with Participant’s Data is necessary for the performance of the Long-Term Incentive Plan and that Participant’s denial to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect Participant’s ability to participate in the Long-Term Incentive Plan. The Controller of personal data processing is Fossil, Inc., with registered offices at 2280 N. Greenville Ave., Richardson, Texas 75082, United States of America, and, pursuant to Legislative Decree no. 196/2003, its representative in Italy is Fossil Italia, S.r.L with registered offices at Via Vecchia Ferriera, 41-36100 Vicenza, Italia. Participant understands that Participant’s Data will not be publicized, but it may be transferred to Citi

APPENDIX A

Smith Barney or other third parties, banks, other financial institutions or brokers involved in the management and administration of the Long-Term Incentive Plan. Participant further understands that the Company and/or its Subsidiaries and affiliates will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of Participant’s participation in the Long-Term Incentive Plan, and that the Company and/or its Subsidiaries and affiliates may each further transfer Data to third parties assisting the Company in the implementation, administration and management of the Long-Term Incentive Plan, including any requisite transfer to Citi Smith Barney or another third party with whom Participant may elect to deposit any shares of Common Stock acquired under the Long-Term Incentive Plan. Such Participants may receive, possess, use, retain and transfer the Data in electronic or other form, for the purposes of implementing, administering and managing Participant’s participation in the Long-Term Incentive Plan. Participant understands that these Participants may be located in the European Economic Area, or elsewhere, such as the United States or Asia. Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Long-Term Incentive Plan, it will delete Participant’s Data as soon as it has accomplished all the necessary legal obligations connected with the management and administration of the Long-Term Incentive Plan.

Participant understands that Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.

The processing activity, including communication, the transfer of Participant’s Data abroad, including outside of the European Union, as herein specified and pursuant to applicable laws and regulations, does not require Participant’s consent thereto as the processing is necessary to performance of contractual obligations related to implementation, administration and management of the Long-Term Incentive Plan. Participant understands that, pursuant to Section 7 of the Legislative Decree no. 196/2003, Participant has the right to, including but not limited to, access, delete, update, ask for rectification of Participant’s Data and estop, for legitimate reason, the Data processing. Furthermore, Participant is aware that Participant’s Data will not be used for direct marketing purposes. In addition, the Data provided can be reviewed and questions or complaints can be addressed by contacting Participant’s local human resources department.

Japan

No special provisions.

Mexico

Labor Law Acknowledgement and Policy Statement

By participating in the Long-Term Incentive Plan, Participant acknowledges that the Company, with registered offices at 2280 N. Greenville Ave., Richardson, Texas 75082, United States of America, is solely responsible for the administration of the Long-Term Incentive Plan. The Participant further acknowledges that his or her participation in the Long-Term Incentive Plan, the grant of the Restricted Stock Unit and any acquisition of shares of Common Stock under the Long-Term Incentive Plan do not constitute an employment relationship between Participant and the Company because Participant is participating in the Long-Term Incentive Plan on a wholly commercial basis and his or her sole employer is Servicios Fossil Mexico, S.A. de C.V. (“Fossil Mexico”), located at Calle IV #1214, 3rd Piso, Col. San Jéronimo, Monterrey, Nuevo Léon, Mexico 64640. Based on the foregoing, Participant expressly acknowledges that the Long-Term Incentive Plan and the benefits that he or she may derive from

APPENDIX A

participation in the Long-Term Incentive Plan do not establish any rights between Participant and his or her employer, Fossil Mexico, and do not form part of the employment conditions and/or benefits provided by Fossil Mexico, and any modification of the Long-Term Incentive Plan or its termination shall not constitute a change or impairment of the terms and conditions of Participant’s employment.

Participant further understands that his or her participation in the Long-Term Incentive Plan is the result of a unilateral and discretionary decision of the Company; therefore, the Company reserves the absolute right to amend and/or discontinue Participant’s participation in the Long-Term Incentive Plan at any time, without any liability to Participant.

Finally, Participant hereby declares that he or she does not reserve to himself or herself any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Long-Term Incentive Plan or the benefits derived under the Long-Term Incentive Plan, and that he or she therefore grants a full and broad release to the Company, its Subsidiaries, branches, representation offices, shareholders, officers, agents or legal representatives, with respect to any claim that may arise.

Spanish Translation

Reconocimiento de la Ley Laboral y Declaración de la Política

Por medio de la participación en el Plan, el Participante con domicilio social registrado localizado en 2280 N. Greenville Ave., Richardson, Texas 75082, en los Estados Unidos de América, es el único responsable de la administración del Plan de Incentivos a Largo Plazo. Además, el Participante acepta que su participación en el Plan de Incentivos a Largo Plazo, la concesión la Restricted Stock Unit y cualquier adquisición de acciones en el marco del Plan de Incentivos a Largo Plazo no constituyen una relación laboral entre el Participante y la Compañía porque el Participante está participando en el Plan de Incentivos a Largo Plazo en su totalidad sobre una base comercial y su único empleador es Servicios Fossil Mexico, S.A. de C.V. (“Fossil Mexico”), ubicado en Calle IV #1214, 3rd Piso, Col. San Jerónimo, Monterrey, Nuevo León, México 64640. Derivado de lo anterior, el Participante reconoce expresamente que el Plan de Incentivos a Largo Plazo y los beneficios que pudieran derivar a su favor de la participación en el Plan de Incentivos a Largo Plazo no establece ningún derecho entre el Participante y su Empleador, Fossil Mexico y que no forman parte de las condiciones de empleo ni / o prestaciones previstas por Fossil Mexico y cualquier modificación del Plan de Incentivos a Largo Plazo o la terminación del mismo no constituirá un cambio o deterioro de los términos y condiciones de empleo del Participante.

Además, el Participante comprende que su participación en el Plan de Incentivos a Largo Plazo es el resultado de una decisión discrecional y unilateral de la Compañía, por lo que dicha Compañía se reserva el derecho absoluto a modificar y / o discontinuar la participación del Participante en el Plan de Incentivos a Largo Plazo en cualquier momento, sin responsabilidad alguna para con el Participante.

Finalmente, el Participante manifiesta que no se reserva ninguna acción o derecho que origine una demanda en contra de la Compañía, por cualquier compensación o daños y perjuicios en relación con cualquier disposición del Plan de Incentivos a Largo Plazo o de los beneficios derivados del mismo, y en consecuencia el Participante exime amplia y completamente de toda responsabilidad a la Compañía, sus Subsidiarias, sucursales, oficinas de representación, accionistas, administradores, agentes o representantes legales, con respecto a cualquier demanda que pudiera surgir.

APPENDIX A

Netherlands

Notification For Dutch Participants

The Participant has been granted Restricted Stock Units under the Long-Term Incentive Plan, pursuant to which the Participant may acquire shares of the Company’s shares of Common Stock. Participants that are residents of the Netherlands should be aware of the Dutch insider trading rules, which may impact the sale of shares of Common Stock issued upon vesting of the Restricted Stock Units. In particular, the Participant may be prohibited from effecting certain Share transactions if he or she has insider information regarding the Company.

Below is a discussion of the applicable restrictions. The Participant is advised to read the discussion carefully to determine whether the insider rules could apply to him or her. If it is uncertain whether the insider rules apply, we recommend that the Participant consults with his or her legal advisor. Please note that the Company cannot be held liable if a Participant violates the Dutch insider rules. The Participant is responsible for ensuring his or her compliance with these rules.

By entering into the Award Agreement and participating in the Long-Term Incentive Plan, the Participant acknowledges having read and understood the Notification below and acknowledges that it is his or her responsibility to comply with the Dutch insider trading rules, as discussed herein.

Prohibition Against Insider Trading

Dutch securities laws prohibit insider trading. Under Article 46 of the Act on the Supervision of the Securities Trade 1995, anyone who has “inside information” related to the Company is prohibited from effectuating a transaction in securities in or from the Netherlands. “Inside information” is knowledge of a detail concerning the issuer to which the securities relate that is not public and which, if published, would reasonably be expected to affect the stock price, regardless of the development of the price. The insider could be any employee of the Company or its Dutch Subsidiary who has inside information as described above.

Given the broad scope of the definition of inside information, certain employees of the Company working at its Dutch Subsidiary may have inside information and thus, would be prohibited from effectuating a transaction in securities in the Netherlands at a time when he or she had such inside information.

Exchange Controls

The Dutch Central Bank may require that certain reporting requirements be complied with in connection with payments received from abroad. The Participant should check with his or her financial institution before transferring funds to the Netherlands from the sale of the shares of Common Stock or dividends.

Singapore

Securities Law Notification

The grant of the award of Restricted Stock Units under the Long-Term Incentive Plan is being made on a private basis and is, therefore, exempt from registration in Singapore. Shares of Common Stock are traded on a U.S. exchange and Participants are not able to resell shares on a Singapore exchange.

APPENDIX A

Director Notification

If the Participant is a director, associate director or shadow director of a Singapore Subsidiary of the Company, the Participant is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore Subsidiary in writing when the Participant receives an interest (e.g., Restricted Stock Units, shares of Common Stock) in the Company or any related companies. Please contact the Company to obtain a copy of the notification form. In addition, the Participant must notify the Singapore Subsidiary when the Participant sells shares of Common Stock of the Company or any related company (including when the Participant sells shares of Common Stock acquired pursuant to this award). These notifications must be made within two days of acquiring or disposing of any interest in the Company or any related company. In addition, a notification must be made of the Participant’s interests in the Company or any related company within two days of becoming a director.

Spain

Labor Law Acknowledgement

This paragraph supplements Paragraph 7 of the Award Agreement.

In accepting the Restricted Stock Unit award, the Participant acknowledges that he or she consents to participation in the Long-Term Incentive Plan and has received a copy of the Long-Term Incentive Plan and the Award Agreement.

The Participant understands that the Company has unilaterally, gratuitously and discretionally decided to grant Restricted Stock Units under the Long-Term Incentive Plan to individuals who may be employees of the Company or its Subsidiaries throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that the grant will not bind the Company or any of its Subsidiaries. Consequently, the Participant understands that the Restricted Stock Units are granted on the assumption and condition that the Restricted Stock Units or the shares of Common Stock acquired pursuant to the award shall not become a part of any employment contract (either with the Company or any of its Subsidiaries) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, the Participant understands that this award would not be made to the Participant but for the assumptions and conditions referred to above; thus, the Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of Restricted Stock Units shall be null and void.

Exchange Control Requirements

To participate in the Long-Term Incentive Plan, the Participant must comply with exchange control regulations in Spain. When Participant sells the shares of Common Stock received upon the vesting of the Restricted Stock Units or receives dividends on such shares and transfers the cash proceeds from these transactions into Spain, the Participant must inform the financial institution receiving the payment of the basis upon which such payment is made. The Participant will need to provide the institution with the following information: (i) the Participant’s name, address, and fiscal identification number; (ii) the name and corporate domicile of the Company (i.e., Richardson, Texas, USA); (iii) the amount of the payment; (iv) the currency used; (v) the country of origin; (vi) the reasons for the payment; and (vii) further information that may be required.

APPENDIX A

If the Participant wishes to import the ownership title of shares of Common Stock obtained under the Long-Term Incentive Plan into Spain, the Participant must declare the importation of such securities to the Direction General de Political Commercial e Inversions Exteriors (i.e., the Bureau for Commercial Policy and Foreign Investments, which is a department of the Ministry of Economy).

Securities Law Notice

The grant of Restricted Stock Units and the shares of Common Stock issued pursuant to the award are considered a private placement outside of the scope of Spanish laws on public offerings and issuances.

Sweden

No special provisions.

Switzerland

Securities Law Notification

The Restricted Stock Unit grant is considered a private offering in Switzerland and is, therefore, not subject to registration in Switzerland.

United Kingdom

Tax Withholding Obligations

The following supplements Section 6 of the Award Agreement:

If payment or withholding of the Tax-Related Items is not made within 90 days of the event giving rise to the Tax-Related Items (the “Due Date”) or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003, the amount of any uncollected Tax-Related Items shall constitute a loan owed by Participant to the Employer, effective as of the Due Date. Participant agrees that the loan will bear interest at the then current official rate of HM Revenue and Customs (“HMRC”), it will be immediately due and repayable, and the Company or the Employer may recover it at any time thereafter by any of the means referred to in Section 6 of the Award Agreement. Notwithstanding the foregoing, if Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), he or she shall not be eligible for a loan from the Company to cover the Tax-Related Items. In the event that Participant is a director or executive officer and Tax-Related Items are not collected from or paid by him or her by the Due Date, the amount of any uncollected Tax-Related Items will constitute a benefit to Participant on which additional income tax and national insurance contributions (“NICs”) will be payable. Participant will be responsible for reporting any income tax and NICs due on this additional benefit directly to HMRC under the self-assessment regime. Participant agrees that the Company and/or the Employer may collect any income tax and NICs due on this additional benefit from Participant by any of the means set forth in Section 6 of the Award Agreement.

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